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Filed pursuant to Rule 424(b)(5)
Registration No. 333-215437

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January 5, 2017

Preliminary Prospectus Supplement
(To Prospectus dated January 5, 2017)

10,000,000 Shares

Summit Materials, Inc.

Class A Common Stock

        We are offering 10,000,000 shares of our Class A common stock.

        We intend to use all of the net proceeds received by us in this offering to purchase newly-issued limited partnership units, or LP Units, from Summit Materials Holdings L.P., our direct subsidiary.

        Our Class A common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "SUM." The last reported sale price of our Class A common stock on the NYSE on January 4, 2017 was $24.75 per share.

        See "Risk Factors" beginning on page S-5 of this prospectus supplement and in our other filings with the Securities and Exchange Commission incorporated by reference in this prospectus supplement or the accompanying prospectus to read about factors you should consider before buying shares of our Class A common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$

Underwriting discounts and commissions	$	$

Proceeds, before expenses, to us	$	$

        To the extent that the underwriters sell more than 10,000,000 shares of our Class A common stock, the underwriters have the option to purchase up to an additional 1,500,000 shares of our Class A common stock from us at the public offering price less the underwriting discount, within 30 days from the date of this prospectus supplement.

        The underwriters expect to deliver the shares against payment in New York, New York on or about                    , 2017.

Goldman, Sachs & Co.	Citigroup

January     , 2017

PROSPECTUS SUPPLEMENT

PROSPECTUS

        Neither we nor the underwriters have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters are offering to sell, or seeking offers to buy, shares of our Class A common stock in any jurisdiction where an offer or sale is not permitted.

        You should assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

        For investors outside of the United States, neither we nor the underwriters have done anything that would permit the offering, possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or the distribution of this prospectus supplement outside of the United States.

S-i

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Class A common stock and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent that there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

        Unless indicated otherwise, the information included in this prospectus assumes no exercise by the underwriters of the option to purchase up to an additional 1,500,000 shares of Class A common stock from us.

S-ii

SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf and does not contain all of the information you should consider before investing in shares of our Class A common stock. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein carefully, including the section entitled "Risk Factors" and the financial statements and the related notes incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf, before you decide to invest in shares of our Class A common stock.

        Except where the context requires otherwise, references in this prospectus to "we," "our," "us" and "the Company" refer to Summit Materials, Inc. and its consolidated subsidiaries; "Summit Holdings" refers only to Summit Materials Holdings L.P., the direct subsidiary of Summit Materials, Inc., and "LP Units" refers to limited partnership units of Summit Holdings; and "Summit Inc." refers only to Summit Materials, Inc., the general partner of Summit Holdings.

 Summit Materials

        We are one of the fastest growing construction materials companies in the United States, with an 82% increase in revenue between the year ended December 31, 2011 and the year ended January 2, 2016, as compared to an average increase of approximately 38% in revenue reported by our competitors over the same period. Our materials include aggregates, which we supply across the country and in British Columbia, and cement, which we supply along the Mississippi River. Within our markets, we offer customers a single-source provider for construction materials and related downstream products through our vertical integration. In addition to supplying aggregates to customers, we use our materials internally to produce ready-mix concrete and asphalt paving mix, which may be sold externally or used in our paving and related services businesses. Our vertical integration creates opportunities to increase aggregates volumes, optimize margin at each stage of production and provide customers with efficiency gains, convenience and reliability, which we believe gives us a competitive advantage.

        Since our first acquisition more than seven years ago, we have rapidly become a major participant in the U.S. construction materials industry. We believe that, by volume, we are a top 10 aggregates supplier, a top 15 cement producer and a major producer of ready-mixed concrete and asphalt paving mix. Our revenue in 2015 was $1.4 billion with net income of $1.5 million. We had 2.8 billion tons of proven and probable aggregates reserves as of October 1, 2016. In the twelve months ended October 1, 2016, we sold 35.7 million tons of aggregates, 2.3 million tons of cement, 3.7 million cubic yards of ready-mixed concrete and 4.3 million tons of asphalt paving mix across our more than 300 sites and plants.

        For a description of our business, financial condition, results of operations and other important information regarding Summit Inc., we refer you to our filings with the SEC incorporated by reference in this prospectus supplement or the accompanying prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information."

        Summit Inc. was incorporated under the laws of the State of Delaware on September 23, 2014. Through our predecessors, we commenced operations in 2009 when Summit Holdings was formed as an exempted limited partnership in the Cayman Islands. In December 2013, Summit Holdings was

domesticated as a limited partnership in Delaware. Our principal executive office is located at 1550 Wynkoop Street, 3rd Floor, Denver, Colorado 80202. Our telephone number is (303) 893-0012.

 Recent Developments

Acquisitions of Everist Materials, LLC and Razorback Concrete Company

        As of January 5, 2017 we have entered into definitive agreements to acquire Everist Materials, LLC, a South Dakota limited liability company ("Everist"), and Razorback Concrete Company, an Arkansas corporation ("Razorback"), for a combined purchase price of approximately $110 million in cash. Everist is an aggregates, ready-mix concrete and asphalt company with operations in Colorado and Razorback is an aggregates and ready-mix company in Arkansas, with collectively more than 100 million tons of permitted reserves. Both transactions are expected to close on or before February 28, 2017, subject to customary closing conditions.

Preliminary Results for the Fourth Quarter and Year Ended December 31, 2016

        On January 5, 2017, we announced our preliminary unaudited results for the fiscal quarter and fiscal year ended December 31, 2016 (or "Preliminary Financial Results"). Our actual results may vary from the Preliminary Financial Results, and such variances may be material. For further details regarding our Preliminary Financial Results, please see our Current Report on Form 8-K filed with the SEC on January 5, 2017, which report is incorporated by reference herein.

 The Offering

Class A common stock offered by Summit Materials, Inc.	10,000,000 shares (plus up to an additional 1,500,000 shares at the option of the underwriters).
Class A common stock outstanding after this offering	106,033,222 shares.
Use of proceeds

We estimate that the net proceeds to Summit Inc. from this offering, after deducting estimated underwriting discounts, will be approximately $        million (or $        million if the underwriters exercise in full their option to purchase additional shares of Class A common stock). Summit Holdings will bear or reimburse Summit Inc. for all of the expenses payable by it in this offering, which we estimate will be approximately $350,000.

We intend to use all of the net proceeds from this offering (including from any exercise by the underwriters of their option to purchase 1,500,000 additional shares of Class A common stock) to purchase 10,000,000 newly-issued LP Units (or 11,500,000 newly-issued LP Units if the underwriters exercise in full their option to purchase additional shares of Class A common stock) from Summit Holdings.

We intend to cause Summit Holdings to use a portion of the net proceeds from the offering to fund our acquisitions of Everist and Razorback, with any remaining net proceeds to be used for general corporate purposes, which may include, but is not limited to, funding acquisitions, repaying indebtedness, capital expenditures and funding working capital. See "Use of Proceeds."

Dividend policy

We have no current plans to pay cash dividends on our Class A common stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

Risk Factors	See "Risk Factors" for a discussion of risks you should carefully consider before deciding to invest in our Class A common stock.
Listing	Our Class A common stock is listed on the NYSE under the symbol "SUM."

        The number of shares of Class A common stock that will be outstanding after this offering is based on the number of shares of our Class A common stock outstanding as of December 30, 2016, which excludes:

  •
  1,500,000 shares of Class A common stock issuable upon exercise of the underwriters' option to purchase additional shares of Class A common stock from us;

  •
  5,151,297 shares of Class A common stock issuable upon exchange of an equal number of LP Units that were held by limited partners of Summit Holdings as of such date;

  •
  160,333 shares of Class A common stock issuable upon exercise of outstanding warrants to purchase shares of Class A common stock; and

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  5,473,736 shares of Class A common stock issuable upon settlement of time-vesting and performance vesting restricted stock units and performance unit awards and exercise of stock options outstanding under the Summit Inc. 2015 Omnibus Incentive Plan as of such date.

RISK FACTORS

        Investing in our Class A common stock involves risks. You should carefully consider the risks and uncertainties described in the section entitled "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, which is incorporated by reference into this prospectus supplement. You should also carefully consider the other information included or incorporated by reference in this prospectus supplement and in the accompanying prospectus before acquiring any shares of our Class A common stock. These risks could materially affect our business, results of operations or financial condition and cause the value of our Class A common stock to decline. You could lose all or part of your investment.

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "approximately," "predicts," "intends," "trends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

 USE OF PROCEEDS

        We estimate that the net proceeds to Summit Inc. from this offering, after deducting estimated underwriting discounts and commissions, will be approximately $             million (or $             million if the underwriters exercise in full their option to purchase additional shares of Class A common stock). Summit Holdings will bear or reimburse Summit Inc. for all of the expenses payable by it in this offering, which we estimate will be approximately $350,000.

        We intend to use all of the net proceeds from this offering (including from any exercise by the underwriters of their option to purchase 1,500,000 additional shares of Class A common stock) to purchase 10,000,000 newly-issued LP Units (or 11,500,000 newly-issued LP Units if the underwriters exercise in full their option to purchase additional shares of Class A common stock) from Summit Holdings.

        We intend to cause Summit Holdings to use a portion of the net proceeds from the offering to fund our acquisitions of Everist and Razorback, with any remaining net proceeds to be used for general corporate purposes, which may include, but is not limited to, funding acquisitions, repaying indebtedness, capital expenditures and funding working capital.

UNDERWRITING

        Goldman, Sachs & Co. and Citigroup Global Markets Inc. are acting as the joint book-running managers and underwriters of the offering. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have severally agreed to purchase from us the following respective number of shares of Class A common stock at a public offering price less the underwriting discounts and commissions as set forth on the cover page of this prospectus supplement:

Underwriter	Number of Shares
Goldman, Sachs & Co.	5,000,000
Citigroup Global Markets Inc.	5,000,000

Total	10,000,000

        The underwriting agreement provides that the underwriters' obligation to purchase shares of Class A common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

  •
  the obligation to purchase all of the shares of Class A common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

  •
  the representations and warranties made by us to the underwriters are true;

  •
  there is no material change in our business or the financial markets; and

  •
  customary closing documents are delivered to the underwriter.

        The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

Commissions and Expenses

        The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming no exercise and full exercise of the underwriters' option to purchase 1,500,000 additional shares. The underwriting fee is the difference between the price to the public and the amount the underwriters pay us for the shares.

	Per Share		Total
	No Exercise	Full Exercise	No Exercise	Full Exercise
Public offering price	$	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$	$

        The underwriters have advised us that the underwriter proposes to offer the shares of Class A common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers at such offering price less a selling concession not in excess of $            per share. After this offering, the underwriters may change the offering price and other selling terms.

        The expenses of this offering that are payable by us are estimated to be approximately $350,000 (excluding underwriting discounts and commissions), including up to $15,000 in connection with the qualification of this offering with the Financial Industry Regulatory Authority, Inc. by counsel to the underwriters.

Option to Purchase Additional Shares

        We have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 1,500,000 shares at the public offering price less underwriting discounts and commissions. To the extent the underwriters exercise this option, each underwriter will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional shares of common stock proportionate to that underwriter's initial commitment as indicated in the preceding table, and we will be obligated to sell such additional shares of common stock to the underwriters.

No Sales of Similar Securities

        We, our executive officers and directors and certain of our other existing security holders have agreed not to sell or transfer any Class A common stock or securities convertible into, exchangeable for, exercisable for, or repayable with Class A common stock, for 30 days after the date of this prospectus supplement without first obtaining the written consent of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Class A common stock, or any options or warrants to purchase any Class A common stock, or any securities convertible into, exchangeable for or that represent the right to receive Class A common stock, whether now owned or hereinafter acquired, owned directly by us or these other persons (including holding as a custodian) or with respect to which we or such other persons has beneficial ownership within the rules and regulations of the SEC. We and such other persons have agreed that these restrictions expressly preclude us and such other persons from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of our or such other persons' Class A common stock if such Class A common stock would be disposed of by someone other than us or such other persons. Prohibited hedging or other transactions includes any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of our or such other persons' Class A common stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Class A common stock.

        The restrictions described in the paragraph above do not apply to:

  •
  the transfer by a security holder of shares of Class A common stock or any securities convertible into, exchangeable for, exercisable for, or repayable with Class A common stock (1) by will or intestacy, (2) as a bona fide gift or gifts, (3) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of a security holder or the immediate family of such security holder, (4) to any immediate family member or other dependent of the security holder, (5) as a distribution to limited partners, members or stockholders of the security holder, (6) to the security holder's affiliates or to any investment fund or other entity controlled or managed by the security holder, (7) to exchange LP Units for shares of Class A common stock, (8) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (6) above, (9) pursuant to an order of a court or regulatory agency, (10) from an executive officer of our or our parent entities upon death, disability or termination of employment, in each case, of such executive officer, (11) in connection with transactions by any person other than us relating to shares of Class A common stock in this offering acquired in open market transactions after the completion of this offering provided that in the case of this clause (11) no filing under Section 16 of the Exchange Act shall be required or shall be voluntarily made and/or (12) with the prior written consent of the underwriters; provided that: (x) in the case of each transfer or distribution pursuant to clauses (2) through (8) and (9) above, (i) each donee, trustee, distributee or transferee, as the case may be, must agree to be bound in writing by the restrictions described in the paragraph above and (ii) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (A) equity interests of such transferee or (B) such transferee's interests in the transferor; and (y) in the case of each transfer or distribution pursuant to clauses (2) through (7), if any filing under Section 16 of the Exchange Act shall be required or shall be voluntarily made (i) the security holder shall provide the underwriters prior written notice informing it of such filing and (ii) such filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions described in this section;

  •
  if the security holder is a corporation, the corporation may transfer our capital stock to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of the lock-up agreement and there shall be no further transfer of such capital stock except in accordance with the lock-up agreement, and provided further that any such transfer shall not involve a disposition for value;

  •
  the sale of the security holder's shares pursuant to the underwriting agreement; any sales made pursuant to an existing trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the lock-up period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act, and shall also state the date such trading plan was adopted;

  •
  the establishment by a security holder of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no transfers occur under such plan during the lock-up period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in our periodic reports to the effect that our directors and officers may enter into such trading plans from time to time;

  •
  the shares of Class A common stock, LP Units or any such substantially similar securities to be issued pursuant to employee incentive plans existing as of the date of this prospectus supplement and described herein;

  •
  the shares of Class A common stock issued in exchange for LP Units in connection with the exchange agreement;

  •
  the issuance of up to 5% of our outstanding shares of Class A common stock immediately following this offering (assuming all LP Units outstanding are redeemed or exchanged for newly-issued shares of Class A common stock on a one-for-one basis) in connection with acquisitions, joint ventures or mergers, and the filing of a registration statement in connection thereto, so long as each party that receives shares of Class A common stock agrees to a substantially similar 30-day lock-up restriction as described above;

  •
  the issuance of Class A common stock made solely as a stock dividend by the Company to the holders of Class A common stock that is effected to maintain a one-to-one ratio between Class A common stock and LP Units; and/or

  •
  the delivery of shares of Class A common stock and/or LP Units to holders of interests in our company as contemplated by this prospectus supplement.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, liabilities arising from breaches of the representations and warranties contained in the underwriting agreement and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

        The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our Class A common stock, in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in this offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares it is obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares, if any. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares, if any. The underwriters may close out any short position by either exercising their option to purchase additional shares, if any, in whole or in part, and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares, if any. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.

  •
  Syndicate covering transactions involve purchases of our Class A common stock in the open market after the distribution has been completed to cover syndicate short positions.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

        In connection with this offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of shares for sale to their online brokerage customers. A prospectus in electronic format is being made available on Internet web sites maintained by the underwriters. Other than the prospectus in electronic format, the information on the underwriters' respective web sites and any information contained in any other web site maintained by the underwriters are not part of the prospectus or the registration statement of which the prospectus forms a part.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "SUM."

Discretionary Sales

        The underwriters have informed us that they do not intend to confirm sales to discretionary accounts that exceed 5% of the total number of shares offered by them.

Stamp Taxes

        Purchasers of the shares of our Class A common stock offered in this prospectus supplement and the accompanying prospectus may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement. Accordingly, we urge you to consult a tax advisor with respect to whether you may be required to pay those taxes or charges, as well as any other tax consequences that may arise under the laws of the country of purchase.

Relationships

        The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they may receive customary fees and expenses. In particular, the underwriters and/or their affiliates have served as underwriters in our initial public offering and subsequent equity offerings, as joint lead arrangers and book-runners under our existing $650.0 million senior secured term loan and $235.0 million senior revolving credit facility and as initial purchasers for various series of our outstanding notes.

        In the ordinary course of business, the underwriters and their affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

        This prospectus supplement constitutes an "exempt offering document" as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the shares and any representation to the contrary is an offence.

        Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement that the Company and the underwriters provide Canadian investors with certain conflicts of interest disclosure pertaining to "connected issuer" and/or "related issuer" relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

  Resale Restrictions

        The offer and sale of the shares in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepare and file a prospectus under applicable Canadian securities laws. Any resale of shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

  Representations of Purchasers

        Each Canadian investor who purchases shares will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an "accredited investor" as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions ("NI 45-106") or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a "permitted client" as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

  Taxation and Eligibility for Investment

        Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

  Rights of Action for Damages or Rescission

        Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an "eligible foreign security" as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a "misrepresentation" as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

  Information for Canadian Investors with Respect to National Instrument 43-101 Standards of Disclosure for Mineral Projects

        Canadian investors are advised that the data contained within this document and the documents incorporated by reference herein, as applicable, relating to mineral reserves of the Company and its affiliates is based on information assessed by Continental Placer Inc., a third party expert consultant to the Company, under the supervision of Michael Brady, Executive Vice President of Development for the Company and John R. Hellert, the Chairman and Chief Executive Officer of Continental Placer Inc., each a "Qualified Person" as that term is defined in National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101"). The estimates of mineral reserves contained within this document and the documents incorporated by reference herein, as applicable, have been prepared in accordance with the rules and regulations of the SEC ("SEC rules"), to the extent applicable. The estimates of mineral reserves contained within this document and the documents incorporated by reference herein, as applicable, have not been prepared in accordance with NI 43-101 nor has a "technical report" as such term is defined in NI 43-101 been prepared in connection with the preparation of such mineral reserve estimates. Canadian investors are advised that while the reserve classifications applied to assets under SEC rules and under the CIM Definition Standards on Mineral Resources and Mineral Reserves (the standards adopted in NI 43-101) (the "CIM Definition Standards") are substantially the same, they are subject to certain material exceptions.

        Canadian investors are advised that, in respect of mineral reserve estimates, the full process required to reconcile the mineral reserve estimate information contained within this document and the documents incorporated by reference herein, as applicable, and presented in accordance with SEC rules, to the CIM Definition Standards has not been undertaken. Canadian investors are advised that no technical report, as defined under NI 43-101, will be provided to Canadian investors in connection with the offer and/or the investor's acquisition of the shares. Canadian investors are also advised to consult with their own legal advisers and other experts, including "Qualified Persons", concerning disclosure standards under NI 43-101 and the material differences between SEC rules and the standards adopted in NI 43-101 prior to investing in the shares.

  Language of Documents

        Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the EU be deemed to have represented, warranted and agreed to and with the underwriters and us that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the EU Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC, as amended, including by Directive 2010/73/EU, and includes any relevant implementing measure in each Relevant Member State.

Notice to Prospective Investors in the United Kingdom

        In the United Kingdom, this prospectus supplement and accompanying prospectus is being distributed only to, and is directed only at, persons who are "qualified investors" (as defined in the Prospectus Directive) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as "Relevant Persons". The Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Shares will be engaged in only with, Relevant Persons. This prospectus supplement and accompanying prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and accompanying prospectus or its contents.

Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

        This prospectus supplement and accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to this offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to this offering. This prospectus supplement and accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Summit Materials, Inc. as of January 2, 2016 and December 27, 2014, and for each of the fiscal years in the three year period ended January 2, 2016 have been incorporated by reference in reliance herein on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The combined financial statements of the Lafarge Target Business, carve out of certain operations of Lafarge North America Inc., as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, incorporated by reference in this prospectus supplement and the accompanying prospectus from Exhibit 99.1 to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing therein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. This prospectus supplement incorporates by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the year ended January 2, 2016;

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  our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2016, July 2, 2016 and October 1, 2016;

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  our Current Reports on Form 8-K filed on January 19, 2016, February 26, 2016, March 8, 2016, April 19, 2016, May 31, 2016 (Items 5.02 and 5.07 only), July 19, 2016, November 16, 2016, December 2, 2016 and January 5, 2016;

  •
  our definitive proxy statement on Schedule 14A filed with the SEC on April 12, 2016 (which information shall update and supersede information included in Part III of our Annual Report on Form 10-K for the year ended January 2, 2016);

  •
  the description of our Class A common stock contained in our Registration Statement on Form 8-A filed on March 12, 2015, including all amendments and reports filed for the purpose of updating such description; and

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  all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering to which this prospectus supplement relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

        Any statement made in this prospectus supplement or in the accompanying prospectus or in a document incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

        You can obtain any of the filings incorporated by reference into this prospectus supplement and the accompanying prospectus through us or from the SEC through the SEC's website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement or the accompanying prospectus, including exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Summit Inc., at 1550 Wynkoop Street, 3rd Floor, Denver, Colorado 80202. You may also contact us by telephone at (303) 893-0012 or visit the "Investors" section of our website at www.summit-materials.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus supplement, the accompanying prospectus or any registration statement of which it forms a part, and you should not rely on any such information in making your decision whether to purchase the shares offered hereby.

Summit Materials, Inc.

Class A Common Stock

        This prospectus relates to the offer and sale from time to time of shares of Summit Materials, Inc. Class A common stock, $0.01 par value per share, by us and/or any selling stockholders identified in this prospectus or in supplements to this prospectus. This includes (i) 65,726 shares of Class A common stock, including 57,555 shares of Class A common stock that we may issue from time to time upon exercise of warrants held by certain of the selling stockholders, and (ii) an indeterminate number of additional shares of Class A common stock that may be sold by us and/or selling stockholders who may be identified in future supplements to this prospectus, including shares of Class A common stock that we may issue from time to time to certain of the selling stockholders upon an exchange of up to an equal number of limited partnership units, or LP Units, of Summit Materials Holdings L.P., or Summit Holdings, our direct subsidiary. Under the exchange agreement we entered into with the holders of LP Units on March 11, 2015, selling stockholders that hold LP Units may (subject to the terms of the exchange agreement) exchange their LP Units for shares of Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

        The registration of the shares of Class A common stock to which this prospectus relates does not require any selling stockholders to sell any of their shares of our Class A common stock.

        We will not receive any proceeds from the sale of the shares by any selling stockholders, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions in connection with offerings by certain of the selling stockholders. We and/or the selling stockholders from time to time may offer and sell shares directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. For more information, see "Plan of Distribution."

        Our Class A common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "SUM." The last reported sale price of our Class A common stock on the NYSE on January 4, 2017 was $24.75 per share.

        Investing in shares of our Class A common stock involves risks. Before making a decision to invest in our Class A common stock, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See "Risk Factors" on page 4.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated January 5, 2017.

        Neither we nor any selling stockholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the selling stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor any selling stockholders are offering to sell, or seeking offers to buy, shares of our Class A common stock in any jurisdiction where an offer or sale is not permitted. The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, any amendment or supplement to this prospectus or any sale of shares of our Class A common stock.

        This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf registration process, we and/or any selling stockholders may, from time to time, offer and sell the shares of Class A common stock described in this prospectus and in any accompanying prospectus supplement in one or more transactions. This prospectus provides you with a general description of the shares of Class A common stock we or any selling stockholders may offer. Each time we and/or any selling stockholders sell shares of our Class A common stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the identity of any selling stockholders not named herein, the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together, along with the information incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf.

        For investors outside of the United States, neither we nor the selling stockholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or the distribution of this prospectus outside of the United States.

i

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus or any prospectus supplement, or any free writing prospectus prepared by us or on our behalf, and does not contain all of the information you should consider before investing in shares of our Class A common stock. You should read this entire prospectus, any prospectus supplement and the documents incorporated herein or therein carefully, including the section entitled "Risk Factors" and the financial statements and the related notes incorporated by reference into this prospectus, before you decide to invest in shares of our Class A common stock.

        Except where the context requires otherwise, references in this prospectus to "we," "our," "us" and "the Company" refer to Summit Materials, Inc. and its consolidated subsidiaries; "Summit Holdings" refers only to Summit Materials Holdings L.P., the direct subsidiary of Summit Materials, Inc., and "LP Units" refers to limited partnership units of Summit Holdings; and "Summit Inc." refers only to Summit Materials, Inc., the general partner of Summit Holdings.

 Summit Materials

        We are one of the fastest growing construction materials companies in the United States, with an 82% increase in revenue between the year ended December 31, 2011 and the year ended January 2, 2016, as compared to an average increase of approximately 38% in revenue reported by our competitors over the same period. Our materials include aggregates, which we supply across the country and British Columbia, and cement, which we supply along the Mississippi River. Within our markets, we offer customers a single source provider for construction materials and related downstream products through our vertical integration. In addition to supplying aggregates to customers, we use our materials internally to produce ready-mix concrete and asphalt paving mix, which may be sold externally or used in our paving and related services businesses. Our vertical integration creates opportunities to increase aggregates volumes, optimize margin at each stage of production and provide customers with efficiency gains, convenience and reliability, which we believe gives us a competitive advantage.

        Since our first acquisition more than seven years ago, we have rapidly become a major participant in the U.S. construction materials industry. We believe that, by volume, we are a top 10 aggregates supplier, a top 15 cement producer and a major producer of ready mixed concrete and asphalt paving mix. Our revenue in 2015 was $1.4 billion with net income of $1.5 million. We had 2.8 billion tons of proven and probable aggregates reserves as of October 1, 2016. In the twelve months ended October 1, 2016, we sold 35.7 million tons of aggregates, 2.3 million tons of cement, 3.7 million cubic yards of ready mixed concrete and 4.3 million tons of asphalt paving mix across our more than 300 sites and plants.

        For a description of our business, financial condition, results of operations and other important information regarding Summit Inc., we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information."

        Summit Inc. was incorporated under the laws of the State of Delaware on September 23, 2014. Through our predecessors, we commenced operations in 2009 when Summit Holdings was formed as an exempted limited partnership in the Cayman Islands. In December 2013, Summit Holdings was domesticated as a limited partnership in Delaware. Our principal executive office is located at 1550 Wynkoop Street, 3rd Floor, Denver, Colorado 80202. Our telephone number is (303) 893-0012.

 The Offering

Common stock offered by us	An indeterminate number of shares of Class A common stock may be sold by us pursuant to this prospectus and future supplements hereto.
Common stock offered by the selling stockholders

Up to 65,726 shares of Class A common stock, plus an indeterminate number of additional shares of Class A common stock that may be sold by selling stockholders who may be identified in future supplements to this prospectus.

Class A common stock outstanding as of December 30, 2016	96,033,222 shares of Class A common stock.
Use of proceeds

We intend to use all of the net proceeds we receive from the offering of Class A common stock by us under this prospectus to purchase newly-issued LP Units from Summit Holdings and/or outstanding LP Units from certain of our pre-initial public offering ("IPO") owners or their transferees, at a purchase price per LP Unit equal to the public offering price per share of Class A common stock, less underwriting discounts and commissions, with such LP Units in the aggregate equivalent to the number of shares of Class A common stock that we offer and sell in any such offering.

Unless otherwise indicated in any applicable prospectus supplement, we intend to cause Summit Holdings to use the net proceeds it receives from the sale of newly-issued LP Units to us for general corporate purposes, which may include, but is not limited to, funding acquisitions, repaying indebtedness, capital expenditures and funding working capital. Further details relating to the use of net proceeds from an offering of securities under this prospectus will be set forth in any applicable prospectus supplement.

Any selling stockholders will receive all of the cash proceeds of the sale of shares of Class A common stock offered by such selling stockholders from time to time pursuant to this prospectus. We will not receive any cash proceeds, although we will acquire the LP Units exchanged for shares of Class A common stock that are issued to a selling stockholder.

Dividend policy

We have no current plans to pay cash dividends on our Class A common stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

Listing	Our Class A common stock is listed on the NYSE under the symbol "SUM."

        The number of shares of Class A common stock outstanding as of December 30, 2016 excludes:

  •
  5,151,297 shares of Class A common stock issuable upon exchange of an equal number of LP Units that were held by limited partners of Summit Holdings as of such date;

  •
  160,333 shares of Class A common stock issuable upon exercise of outstanding warrants to purchase shares of Class A common stock; and

  •
  5,473,736 shares of Class A common stock issuable upon settlement of time vesting and performance vesting restricted stock units and performance unit awards and exercise of stock options outstanding under the Summit Inc. 2015 Omnibus Incentive Plan as of such date.

RISK FACTORS

        Investing in our Class A common stock involves risks. You should carefully consider the risks and uncertainties described in the section entitled "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings with the SEC, which are accessible on the SEC's website at www.sec.gov. You should also carefully consider the other information included or incorporated by reference in this prospectus, as updated by our subsequent filings with the SEC, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any shares of our Class A common stock. These risks could materially affect our business, results of operations or financial condition and cause the value of our Class A common stock to decline. You could lose all or part of your investment.

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "approximately," "predicts," "intends," "trends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, as such factors may be updated from time to time in our periodic filings with the SEC (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or in any prospectus supplement hereto. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma consolidated financial information has been derived by applying pro forma adjustments to our historical financial statements and those of an acquired cement plant and quarry in Davenport, Iowa and seven cement distribution terminals along the Mississippi River (collectively, the "Lafarge Target Business" or "Davenport Assets"), incorporated by reference in this prospectus from Exhibit 99.1 to the registration statement of which this prospectus forms a part.

        The pro forma adjustments are based on currently available information, accounting judgments and assumptions that we believe are reasonable. The unaudited pro forma consolidated statement of operations is presented for illustrative purposes only and does not purport to represent our results of operations that would actually have occurred had the transactions referred to below been consummated on December 28, 2014 for the unaudited pro forma consolidated statement of operations, or to project our results of operations for any future date or period. The adjustments are described in the notes to the unaudited pro forma consolidated financial information.

        The Davenport Assets' predecessor results included in the pro forma statements are presented based on their fiscal year, which is based on calendar period ends. Summit Inc.'s fiscal year is based on a 52-53 week year. The resulting difference is not considered material to the pro forma consolidated financial statements.

        The unaudited pro forma consolidated statement of operations for the year ended January 2, 2016 is presented on a pro forma adjusted basis to give effect to the following items:

  •
  the closing of the Davenport Acquisition (as defined below);

  •
  debt and equity transactions consummated in the year ended January 2, 2016; and

  •
  payment of actual and estimated premiums, fees and expenses in connection with the foregoing.

        The Company entered into a supply agreement with Lafarge North America Inc. ("Lafarge") concurrent with the closing of the Davenport Acquisition (the "Davenport Supply Agreement"). The Davenport Supply Agreement provides us with the option to purchase up to a certain quantity of cement from Lafarge at an agreed-upon price. There was no minimum purchase requirement in the supply agreement, which expired on March 31, 2016. Due to the number of estimates required to determine the effect of the supply agreement on our results of operations, the estimated $13.4 million of revenue and $10.9 million of cost of revenue in 2015 prior to the acquisition on July 17, 2015 (the "Davenport Acquisition") are not included in the pro forma consolidated financial information below. These estimated revenues and cost of revenues represent estimates we developed based on our understanding of historical volumes and our forecast of future activities, including among other things, volumes, selling prices and freight costs. While we believe that our assumptions are reasonable, important factors could affect our results and could cause these amounts to differ materially, including without limitation variances in capacity and demand from period to period.

        The unaudited pro forma consolidated financial information should be read in conjunction with the information contained in "Selected Historical Consolidated Financial Data" and the consolidated financial statements for Summit Inc. and the Davenport Assets each incorporated by reference in this prospectus.

 Summit Materials, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
Year Ended January 2, 2016
(Amounts in thousands, except share and per share amounts)

	Summit Materials, Inc.	Pre- acquisition results of Davenport Acquisition(a)		Pro Forma Davenport Adjustments	Pro Forma Adjustments for Debt and Equity Transactions Consummated in the year ended January 2, 2016		Pro Forma Total
Revenue	$1,432,297	$42,761		$7,577 (c)	$—		$1,482,635
Cost of revenue	990,645	29,356		5,511	—		1,025,512
General and administrative expenses	177,769	6,615		281	—		184,665
Depreciation, depletion, amortization and accretion	119,723	3,632		7,467 (d)	—		130,822
Transaction costs	9,519	—		—	—		9,519

Operating income	134,641	3,158		(5,682)	—		132,117
Other income, net	(2,425)	—		—	—		(2,425)
Loss on debt financings	71,631	—		—	—		71,631
Interest expense	84,629	—		—	(2,533)	(e)	82,096

(Loss) income from continuing operations before taxes	(19,194)	3,158		(5,682)	2,533		(19,185)
Income tax (benefit) expense	(18,263)	1,073		—	963	(f)	(16,227)

(Loss) income from continuing operations	(931)	2,085		(5,682)	1,570		(2,958)
Income from discontinued operations	(2,415)	—		—	—		(2,415)

Net income (loss)	1,484	2,085		(5,682)	1,570		(543)
Net loss attributable to noncontrolling interests	(1,826)	—		—	—		(1,826)
Net (loss) income attributable to Summit Holdings	(24,408)	1,048	(b)	(2,856) (b)	789	(b)	(25,427)

Net income (loss) attributable to Summit Materials, Inc.	$27,718	$1,037		$(2,826)	$781		$26,710

Net income per share of Class A common stock
Basic	$0.73	$0.03		$(0.07)	$0.02		$0.71
Diluted	$0.52	$0.01		$(0.03)	$0.01		$0.51
Weighted average shares of Class A common stock
Basic	38,231,689
Diluted	88,336,574
See accompanying notes to unaudited pro forma consolidated statement of operations for the year ended January 2, 2016.

(a)
The pre-acquisition results of the Davenport Acquisition reflect the results of the Davenport Assets for the six months ended June 30, 2015 incorporated by reference in this prospectus.

(b)
Represents adjustment to record the approximately 50.3%, or 50,275,825 of 100,022,807 total LP Units, of noncontrolling interests that partners of Summit Holdings (other than Summit Inc.) own in Summit Holdings as of January 2, 2016. This is calculated as the pro forma net income multiplied by approximately 50.3%.

(c)
Represents the $7.6 million of revenue and $5.5 million cost of revenue for the Davenport Assets for the period between July 1, 2015 to the acquisition date of July 17, 2015.

(d)
Represents the estimated incremental depreciation expense of approximately $1.1 million per month related to the step-up in value of the Davenport Assets recognized through purchase accounting during the period between December 28, 2014 and July 17, 2015 (approximately seven months of incremental depreciation expense). As the purchase price allocation has not been finalized due to the recent timing of the acquisition, actual values may differ from estimates made.

(e)
Represents the adjustment to interest expense from the debt transactions consummated in the year ended January 2, 2016, as follows:

($ in millions)
Estimated interest expense after consummation of the above mentioned debt transactions(1)	$20.4
Elimination of historical interest expense(2)	(24.7)
Estimated incremental interest expense related to the amortization of new deferred financing fees and discount(3)	1.8

$(2.5)

(1)
This adjustment is to reflect the estimated interest expense from the term loan facility of $650.0 million (interest rate of 4.25%), the existing notes of $350.0 million (interest rate of 6.125%) and the incremental interest expense on $300.0 million of 6.125% existing notes as compared to $153.8 million of 10.5% 2020 notes redeemed.

(2)
Historical interest expense includes expense related to the historical $414.6 million term loans at approximately 5.1% interest ($5.3 million) and $625.0 million of 2020 notes at 10.5% interest ($19.4 million).

(3)
The incremental amortization expense related to deferred financing fees and original issuance discount (premium) was calculated as follows:

($ in millions)
Estimated amortization of deferred financing fees after consummation of the debt transactions	$1.9
Elimination of historical amortization of deferred financing fees	(0.8)
Estimated amortization of original issuance discount (premium)	0.1
Elimination of historical amortization of original issuance discount (premium)	0.6

$1.8

(f)
The income tax expense adjustment relates to the income tax expense related to the reduction in interest expense and write-off of the net premium on the redeemed indebtedness.

USE OF PROCEEDS

        We intend to use all of the net proceeds we receive from the offering of Class A common stock under this prospectus to purchase newly-issued LP Units from Summit Holdings and/or outstanding LP Units from certain of our pre-IPO owners or their transferees, at a purchase price per LP Unit equal to the public offering price per share of Class A common stock, less underwriting discounts and commissions, with such LP Units in the aggregate equivalent to the number of shares of Class A common stock that we offer and sell in any such offering.

        Unless otherwise indicated in any applicable prospectus supplement, we intend to cause Summit Holdings to use the net proceeds it receives from the sale of newly-issued LP Units to us for general corporate purposes, which may include, but is not limited to, funding acquisitions, repaying indebtedness, capital expenditures and funding working capital. Further details relating to the use of net proceeds from an offering of Class A common stock under this prospectus will be set forth in any applicable prospectus supplement.

        Any selling stockholders will receive all of the cash proceeds of the sale of shares of Class A common stock offered by such selling stockholders from time to time pursuant to this prospectus. We will not receive any cash proceeds, although we will acquire the LP Units exchanged for shares of Class A common stock that are issued to a selling stockholder.

 SELLING STOCKHOLDERS

        On March 17, 2015, we completed our initial public offering, or IPO. In connection with our IPO, we entered into a registration rights agreement with certain of our pre-IPO owners, including affiliates of The Blackstone Group L.P. ("Blackstone") and Silverhawk Summit, L.P. ("Silverhawk"), and the former minority holders of our Continental Cement Company, L.L.C. ("Continental Cement") subsidiary, pursuant to which we granted them, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act the offering of shares of Class A common stock held by them (including Class A common stock delivered in exchange for LP Units or exercise of warrants). Blackstone subsequently sold all of the shares of Class A common stock held by it (including Class A common stock delivered in exchange for all LP Units previously held by it).

        This prospectus covers 65,726 shares of our Class A common stock that may be offered for resale by affiliates of Silverhawk and the former minority holders of Continental Cement, including 57,555 shares of Class A common stock that we may issue from time to time upon exercise of warrants held by certain of the selling stockholders. In addition, an indeterminate number of additional shares of Class A common stock may be sold by us and/or any selling stockholders to be identified in future supplements to this prospectus. For more information about our relationship with the selling stockholders named in this prospectus and their respective affiliates, see "Certain Relationships and Related Transactions, and Director Independence" in Item 13 of our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, filed with the SEC on February 22, 2016, which is incorporated herein by reference.

        The following table and accompanying footnotes set forth information regarding the beneficial ownership of shares of our Class A common stock and LP Units as of December 30, 2016 by the selling stockholders identified. Percentage of beneficial ownership is based upon 101,184,519 votes represented by outstanding securities, consisting of (1) 96,033,222 shares of Class A common stock issued and outstanding and (2) 5,151,297 LP Units outstanding, excluding LP Units held by Summit Inc., in each case as of December 30, 2016. Summit Inc. also held 96,033,222 of the outstanding LP Units as of such date. Except as otherwise noted, the address of each beneficial owner of is c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd floor, Denver, Colorado 80202.

								Outstanding Equity Interests Beneficially Owned After the Sale of the Maximum Number of Shares of Class A Common Stock
	Outstanding Equity Interests Beneficially Owned						Maximum Number of Shares of Class A Common Stock to be Sold Hereunder
	Class A Common Stock(1)		LP Units(1)		Combined Voting Power(2)(3)			Class A Common Stock(1)		LP Units(1)		Combined Voting Power(2)(3)
	Number	Percent	Number	Percent	Number	Percent		Number	Percent	Number	Percent	Number	Percent
Selling Stockholders:
Silverhawk(3)	57,555	*	—	—	57,555	*	57,555	—	—	—	—	—	—
Thomas A. Beck Family, LLC(4)	8,171	*	—	—	8,171	*	8,171	—	—	—	—	—	—

*
Less than 1%.

(1)
Subject to the terms of the exchange agreement, vested LP Units are exchangeable from and after March 17, 2016 for shares of our Class A common stock on a one-for-one basis. See "Certain Relationships and Related Transactions, and Director Independence—Exchange Agreement" in our most recent Annual Report on Form 10-K, which is incorporated by reference herein. Beneficial ownership of LP Units reflected in this table includes both vested and unvested LP Units and has not been reflected as beneficial ownership of shares of our Class A common stock for which such units may be exchanged.

(2)
Represents percentage of voting power of the Class A common stock and Class B common stock of Summit Inc. voting together as a single class and gives effect to voting power of the Class B common stock, assuming each holder of LP Units currently holds or receives corresponding shares of Class B common stock after the date of this prospectus. The shares of Class B common stock provide holders of LP units with a number of votes equal to the number of LP Units held.

(3)
Includes 57,555 warrants issued to Silverhawk at the time of our IPO. Silverhawk Summit, L.P. is controlled by Silverhawk Capital Partners GP II, L.P. and is owned, directly or indirectly, by Silverhawk Capital Partners, LLC. The address of each of the Silverhawk entities listed in this note is c/o Silverhawk Capital Partners, LLC, 140 Greenwich Ave, 2nd Floor, Greenwich, Connecticut 06830.

(4)
The address of Thomas A. Beck Family, LLC is c/o Summit Materials, Inc., 1550 Wynkoop Street, 3rd Floor, Denver, Colorado 80202.

 DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material terms of, and is qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, each as in effect as of the date of this prospectus, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. Under "Description of Capital Stock," "we," "us," "our" and "our company" refer to Summit Inc. and not to any of its subsidiaries.

        Our purpose is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("DGCL"). Our authorized capital stock consists of 1,000,000,000 shares of Class A common stock, par value $0.01 per share, 250,000,000 shares of Class B common stock, par value $0.01 per share and 250,000,000 shares of preferred stock, par value $0.01 per share. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Class A Common Stock

        Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by our stockholders generally. The holders of our Class A common stock do not have cumulative voting rights in the election of directors.

        Holders of shares of our Class A common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

        Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock are entitled to receive pro rata our remaining assets available for distribution.

        The Class A common stock is not subject to further calls or assessments by us. Holders of shares of our Class A common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, powers, preferences and privileges of our Class A common stock are subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.

Class B Common Stock

        The Class B common stock entitles each holder of Class B common stock, without regard to the number of shares of Class B common stock held by such holder, to a number of votes that is equal to the number of LP Units held by such holder. If at any time the ratio at which LP Units are exchangeable for shares of our Class A common stock changes from one-for-one, for example, as a result of a conversion rate adjustment for stock splits, stock dividends or reclassifications, the number of votes to which Class B common stockholders are entitled will be adjusted accordingly. The holders of our Class B common stock do not have cumulative voting rights in the election of directors.

        Holders of shares of our Class B common stock vote together with holders of our Class A common stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law.

        Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation, dissolution or winding up of Summit Inc.

        Any holder of Class B common stock that does not also hold LP Units is required to surrender any such shares of Class B common stock (including fractions thereof) to Summit Inc.

Preferred Stock

        As of the date of this prospectus, we had no shares of preferred stock issued or outstanding. Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of our Class A or Class B common stock. Our board of directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

  •
  the designation of the series;

  •
  the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

  •
  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

  •
  the dates as of which dividends, if any, will be payable;

  •
  the redemption or repurchase rights and price or prices, if any, for shares of the series;

  •
  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

  •
  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

  •
  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

  •
  restrictions on the issuance of shares of the same series or of any other class or series; and

  •
  the voting rights, if any, of the holders of the series.

        We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium over the market price of the shares of our common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.

Dividends

        The DGCL permits a corporation to declare and pay dividends out of "surplus" or, if there is no "surplus," out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. "Surplus" is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend are subject to the discretion of our board of directors.

        We have no current plans to pay cash dividends on our Class A common stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. Because we are a holding company and have no direct operations, we will only be able to pay dividends from funds we receive from our subsidiaries. In addition, our ability to pay dividends will be limited by covenants in our existing indebtedness and may be limited by the agreements governing other indebtedness we or our subsidiaries incur in the future.

Annual Stockholder Meetings

        Our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law

        Our amended and restated certificate of incorporation, amended and restated bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

        Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of the NYSE, which would apply so long as our Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power of our capital stock or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        Our board of directors may generally issue shares of one or more series of preferred stock on terms calculated to discourage, delay or prevent a change of control of the company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

        One of the effects of the existence of authorized and unissued and unreserved Class A common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Classified Board of Directors

        Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors with a maximum of 15 directors.

Business Combinations

        We have opted out of Section 203 of the DGCL; however, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

  •
  prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an "interested stockholder";

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the "interested stockholder" owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the "interested stockholder."

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, "voting stock" has the meaning given to it in Section 203 of the DGCL.

        Under certain circumstances, this provision makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

        Our amended and restated certificate of incorporation provides that Blackstone and its affiliates, and any of their respective direct or indirect transferees and any group as to which such persons are a party, do not constitute "interested stockholders" for purposes of this provision.

Removal of Directors; Vacancies and Newly Created Directorships

        Under the DGCL, unless otherwise provided in our amended and restated certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our amended and restated certificate of incorporation provides that directors may only be removed for cause, and only upon the affirmative vote of holders of at least 66 2/3% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our amended and restated certificate of incorporation also provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, by a sole remaining director or by the stockholders, and any newly-created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring in the board of directors may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders).

No Cumulative Voting

        Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Special Stockholder Meetings

        Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time by or at the direction of the board of directors or the chairman of the board of directors. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Director Nominations and Stockholder Proposals

        Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder's notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder's notice. Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to influence or obtain control of the Company.

Stockholder Action by Written Consent

        Our amended and restated certificate of incorporation precludes stockholder action by written consent; provided, however, that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of preferred stock.

Supermajority Provisions

        Our amended and restated certificate of incorporation and amended and restated bylaws provide that the board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation. Any amendment, alteration, rescission or repeal of our bylaws by our stockholders requires the affirmative vote of the holders of at least 66 2/3% in voting power of all the then outstanding shares of stock entitled to vote thereon, voting together as a single class.

        The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation's certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

        Our amended and restated certificate of incorporation provides that the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then outstanding shares of our stock entitled to vote thereon, voting together as a single class:

  •
  the provision requiring a 66 2/3% supermajority vote for stockholders to amend our amended and restated bylaws;

  •
  the provisions providing for a classified board of directors (the election and term of our directors);

  •
  the provisions regarding resignation and removal of directors;

  •
  the provisions regarding competition and corporate opportunities;

  •
  the provisions regarding entering into business combinations with interested stockholders;

  •
  the provisions regarding stockholder action by written consent;

  •
  the provisions regarding calling special meetings of stockholders;

  •
  the provisions regarding filling vacancies on our board of directors and newly-created directorships;

  •
  the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

  •
  the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

        The combination of the classification of our board of directors, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

        These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of us or our management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters' Rights of Appraisal and Payment

        Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of our company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders' Derivative Actions

        Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder's stock thereafter devolved by operation of law.

Exclusive Forum

        Our amended and restated certificate of incorporation provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of our company to our company or our company's stockholders, (iii) action asserting a claim against our company or any director or officer of our company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, or (iv) action asserting a claim against our company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Conflicts of Interest

        Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries' employees. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, none of Blackstone, Silverhawk or any of their respective affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that Blackstone, Silverhawk or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders' derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the director's duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director derived an improper personal benefit.

        Our amended and restated bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors' and officers' liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers as described in "Certain Relationships and Related Transactions, and Director Independence—Indemnification Agreements" in our most recent Annual Report on Form 10-K, which is incorporated by reference herein. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Transfer Agent and Registrar

        The transfer agent and registrar for shares of our Class A common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "SUM."

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO
NON-U.S. HOLDERS

        The following is a summary of the material United States federal income and estate tax consequences to non-U.S. holders, defined below, of the purchase, ownership and disposition of shares of our Class A common stock as of the date hereof. Except where noted, this summary deals only with shares of Class A common stock purchased in this offering that are held as capital assets by a non-U.S. holder.

        A "non-U.S. holder" means a beneficial owner of shares of our Class A common stock that, for United States federal income tax purposes, is neither a partnership nor any of the following:

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  an individual who is a citizen or resident of the United States;

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  a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This summary is based upon provisions of the Code, applicable United States Treasury regulations, rulings and judicial decisions, all as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local, alternative minimum or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, this summary does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, financial institution, insurance company, tax-exempt organization, trader, broker or dealer in securities, "controlled foreign corporation," "passive foreign investment company," a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity), or a person who has acquired shares of our Class A common stock as part of a straddle, conversion transaction or integrated investment). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

        If any entity or arrangement treated as a partnership for United States federal income tax purposes holds shares of our Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our Class A common stock, you should consult your tax advisors.

        If you are considering the purchase of shares of our Class A common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership and disposition of the shares of Class A common stock, as well as the consequences to you arising under the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Dividends

        Cash distributions on shares of our Class A common stock will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your tax basis in our Class A common stock, but not below zero, and then will be treated as gain from the sale of stock.

        Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) generally will not be subject to such withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends generally will be subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. A corporate non-U.S. holder may be subject to an additional "branch profits tax" at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on earnings and profits attributable to such dividends that are effectively connected with its United States trade or business (and, if an income tax treaty applies, are attributable to its United States permanent establishment).

        A non-U.S. holder of shares of our Class A common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if shares of our Class A common stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

        A non-U.S. holder of shares of our Class A common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Class A Common Stock

        Subject to discussions below of backup withholding and "FATCA" legislation, any gain realized by a non-U.S. holder on the disposition of shares of our Class A common stock generally will not be subject to United States federal income tax unless:

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  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

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  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

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  we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

        In the case of a non-U.S. holder described in the first bullet point above, any gain will be subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined in the Code, and a non-U.S. holder that is a foreign corporation may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits attributable to such gain (or, if an income tax treaty applies, at such lower rate as may be specified by the treaty on its income attributable to its United States permanent establishment). Except as otherwise provided by an applicable income tax treaty, an individual non-U.S. holder described in the second bullet point above will be subject to a 30% tax on any gain derived from the sale, which may be offset by certain United States-source capital losses, even though the individual is not considered a resident of the United States under the Code.

        We have not determined whether we are a "United States real property holding corporation" for United States federal income tax purposes. If we are or become a "United States real property holding corporation," so long as shares of our Class A common stock continue to be regularly traded on an established securities market, only a non-U.S. holder who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the non-U.S. holder's holding period) more than 5% of shares of our Class A common stock will be subject to United States federal income tax on the disposition of shares of our Class A common stock.

Federal Estate Tax

        Shares of our Class A common stock that are owned (or treated as owned) by an individual who is not a citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death will be included in such individual's gross estate for United States federal estate tax purposes, unless an applicable estate or other tax treaty provides otherwise, and therefore may be subject to United States federal estate tax.

Information Reporting and Backup Withholding

        We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty or agreement.

        A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is not a United States person as defined in the Code (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined in the Code), or such holder otherwise establishes an exemption.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of shares of our Class A common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is not a United States person as defined in the Code (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined in the Code), or such owner otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional FATCA Withholding Requirements

        Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% United States federal withholding tax may apply to any dividends paid on our Class A common stock, and, for a disposition of our Class A common stock occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a "foreign financial institution" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement between the foreign entity's jurisdiction and the United States) in a manner that avoids withholding, or (ii) a "non-financial foreign entity" (as specifically defined in the

Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under "—Dividends," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisor regarding these requirements and whether they may be relevant to your ownership and disposition of our Class A common stock.

 PLAN OF DISTRIBUTION

        We and/or any selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, shares of Class A common stock covered by this prospectus. Registration of the shares of Class A common stock covered by this prospectus does not mean, however, that those shares of Class A common stock necessarily will be offered or sold.

        The shares of Class A common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

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  on the NYSE (including through at the market offerings);

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  in the over-the-counter market;

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  in privately negotiated transactions;

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  through broker-dealers, who may act as agents or principals;

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  through one or more underwriters on a firm commitment or best-efforts basis;

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  in a block trade in which a broker-dealer will attempt to sell a block of shares of Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  pledges of the securities as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distribution of the securities;

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  through put or call option transactions relating to the shares of Class A common stock;

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  directly to one or more purchasers;

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  through agents; or

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  in any combination of the above or by any other legally available means.

        In effecting sales, brokers or dealers engaged by us and/or any selling stockholders may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:

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  purchases of the shares of Class A common stock by a broker-dealer as principal and resales of the shares of Class A common stock by the broker-dealer for its account pursuant to this prospectus;

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  ordinary brokerage transactions; or

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  transactions in which the broker/dealer solicits purchasers on a best efforts basis.

        Neither we nor the selling stockholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Class A common stock covered by this prospectus. At any time a particular offer of the shares of Class A common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of Class A common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters' or agents' compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of Class A common stock covered by this prospectus.

        To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the Class A common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

        If we and/or any selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we and/or such selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us and/or any selling stockholders at the time of resale.

        We and/or any selling stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that we and/or any selling stockholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement, to the extent such revised prospectus or prospectus supplement is required.

        In connection with the sale of the shares of Class A common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of Class A common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriters, broker/dealers or agents participating in the distribution of the shares of Class A common stock covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.

        We and/or the selling stockholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.

        Certain of the underwriters, broker/dealers or agents who may become involved in the sale of the shares of Class A common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

        Some of the shares of Class A common stock covered by this prospectus may be sold by selling stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

 LEGAL MATTERS

        The validity of the shares of Class A common stock will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. If the shares of Class A common stock are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in any related prospectus supplement.

EXPERTS

        The consolidated financial statements of Summit Materials, Inc. as of January 2, 2016 and December 27, 2014, and for each of the fiscal years in the three-year period ended January 2, 2016 have been incorporated by reference herein in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The combined financial statements of the Lafarge Target Business, carve-out of certain operations of Lafarge North America Inc., as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, incorporated by reference in this prospectus from Exhibit 99.1 to the registration statement of which this prospectus forms a part, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing therein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock offered by this prospectus. This prospectus, and any document incorporated by reference into this prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and shares of our Class A common stock, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

        We are subject to the informational requirements of the Exchange Act, and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You may also obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC's website. We also make available to our Class A common stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

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  our Annual Report on Form 10-K for the year ended January 2, 2016;

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  our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2016, July 2, 2016 and October 1, 2016;

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  our Current Reports on Form 8-K filed on January 19, 2016, February 26, 2016, March 8, 2016, April 19, 2016, May 31, 2016 (Items 5.02 and 5.07 only), July 19, 2016, November 16, 2016 and December 2, 2016;

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  our definitive proxy statement on Schedule 14A filed with the SEC on April 12, 2016 (which information updates and supersedes information included in Part III of our Annual Report on Form 10-K for the year ended January 2, 2016);

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  the description of our Class A common stock contained in our Registration Statement on Form 8-A filed on March 12, 2015, including all amendments and reports filed for the purpose of updating such description; and

  •
  all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

        Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC's website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, including exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Summit Inc., at 1550 Wynkoop Street, 3rd Floor, Denver, Colorado 80202. You may also contact us by telephone at (303) 893-0012 or visit the "Investors" section of our website at www.summit-materials.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase the shares offered hereby.

10,000,000 Shares

Summit Materials, Inc.

Class A Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.	Citigroup

January     , 2017